UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(323) 424-3169

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 29, 2015, Rich Pharmaceuticals, Inc. (the “Company”) completed a financing with Typenex Co-Investment, LLC (“Typenex”) pursuant to a Securities Purchase Agreement (the “SPA”), Secured Convertible Promissory Note in the principal amount of $362,500 (the “Secured Note”), a Security Agreement (the “Security Agreement”), and seven Secured Investor Notes issued by Typenex (the “Investor Notes”). The Secured Note permits Typenex to fund amounts to the Company in an initial tranche of $16,000; a subsequent tranche of $16,500; and up to six additional tranches of $55,000. The Secured Note bears interest at the rate of 10% and must be repaid on or before the twelve month anniversary of the funding dates. The Secured Note may be converted by Typenex into shares of Company common stock at a conversion price equal to 65% of the market price (as determined in the Secured Note). The Secured Note is secured by the Investor Notes issued by Typenex in favor of the Company. The SPA and Secured Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Secured Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA, Secured Note, Security Agreement and Investor Notes, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

The issuance of the Secured Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Secured Note was an accredited investor.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein.

On April 9, 2015, the Company issued 32,545,455 shares of Company common stock to satisfy the conversion of $13,000 of a convertible note payable with KBM Worldwide, Inc.

On April 15, 2015, the Company issued 23,696,682 shares of Company common stock to satisfy the conversion of $10,000 of a convertible note payable with Typenex Co-Investment, LLC.

On April 20, 2015, the Company issued 5,300,000 shares of Company common stock to satisfy the conversion of $1,898.45 of a convertible note payable with Toledo Advisors, LLC.

On April 21, 2015, the Company issued 25,974,026 shares of Company common stock to satisfy the conversion of $10,000 of a convertible note payable with Typenex Co-Investment, LLC.

On April 30, 2015, the Company issued 38,961,039 shares of Company common stock to satisfy the conversion of $15,000 of a convertible note payable with Typenex Co-Investment, LLC.

On May 4, 2015, the Company issued 13,146,439 shares of Company common stock to satisfy the conversion of $5,000 of a convertible note payable with LG Capital Funding, LLC.

On May 12, 2015, the Company issued 90,337,960 shares of Company common stock to satisfy the conversion of $28,456.46 of a convertible note payable with JSJ Investments, Inc.

On May 21, 2015, the Company issued 94,764,514 shares of Company common stock to satisfy the conversion of $20,199.06 of a convertible note payable with JSJ Investments, Inc.

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On May 27, 2015, the Company issued 70,180,137 shares of Company common stock to satisfy the conversion of $13,280 of a convertible note payable with LG Capital Funding, LLC.

On May 28, 2015, the Company issued 78,363,636 shares of Company common stock to satisfy the conversion of $17,240 of a convertible note payable with Typenex Co-Investment, LLC.

On May 29, 2015, the Company issued 88,235,295 shares of Company common stock to satisfy the conversion of $15,000 of a convertible note payable with KBM Worldwide, Inc.

The above-referenced issuances of shares were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuance of shares was pursuant to a convertible note payable which was negotiated directly between the investor and the Company.

The total number of outstanding shares of common stock of the Company as of June 1, 2015 after the above described issuance is 2,271,513,376.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

10.39	Securities Purchase Agreement dated May 27, 2015 with Typenex Co-Investment, LLC
10.40	Secured Convertible Promissory Note dated May 27, 2015 with Typenex Co-Investment, LLC
10.41	Security Agreement dated May 27, 2015 with Typenex Co-Investment, LLC
10.42	Form of Secured Investor Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.
/s/ Ben Chang
Dated: June 1, 2015	By:
Ben Chang Chief Executive Officer

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